Exhibit 99.1

LENOX GROUP INC REPORTS SECOND QUARTER 2006 RESULTS

August 2, 2006 – Eden Prairie, MN. – Lenox Group Inc (NYSE: LNX), a leading collectible, tabletop and giftware company, today reported financial results for its second quarter ending July 1, 2006.

Summary of Results From Continuing Operations

Revenues for the second quarter were $97.8 million compared to $36.4 million in the second quarter of 2005. Revenues for the first six months were $188.2 million compared to $56.0 million in the prior year. The increase in revenue for the second quarter and first six months reflects the impact of the acquisition of Lenox, Inc. in September 2005 (the “Acquisition”).

During the second quarter, the Company recorded a $35.7 million impairment charge, net of tax, to write-down the goodwill related to the Department 56 wholesale reporting unit (see Goodwill Impairment below). The results discussed below are non-GAAP measures because they exclude this charge to write-down goodwill. Management believes these non-GAAP measures provide useful information to investors regarding the Company’s results from continuing operations because it provides a more meaningful comparison and understanding of the Company’s operating performance compared to last year. These non-GAAP measures should not be considered an alternative to the results from operations which are determined in accordance with GAAP. A reconciliation of the GAAP financial measures to the non-GAAP financial measures is included below.

Loss from continuing operations for the second quarter was $5.5 million or $0.40 per share compared to income of $4.5 million or $0.33 per share in the second quarter of 2005. Loss from continuing operations for the first six months was $12.6 million or $0.92 per share compared to income of $2.3 million or $0.16 per share in the prior year. The loss from continuing operations in the second quarter and the first six months of 2006 is principally due to the Acquisition as the Lenox business has historically operated at a loss during the first six months of the fiscal year.

Commenting on the Acquisition, Susan Engel, Chairwoman and Chief Executive Officer, said, “We purchased the Lenox business to diversify our product offerings and channels of distribution which provides our Company with more opportunities beyond Department 56’s core business. Today we are even more committed to growing the business and leveraging the opportunities made available through the Lenox acquisition. At the same time, we continue to work at reducing costs to maintain the leanness historically displayed by Department 56.”

Business Improvements and Initiatives

The Company consolidated its Consumer Direct and Lenox/Gorham/Dansk Wholesale business units into a newly renovated office facility in Bristol, Pennsylvania. Susan Engel noted, “This move is an important step toward achieving our goal of integrating our businesses into a ‘One Company’ structure. The Bristol facility will house, under one roof, most of the Company’s direct and retail business and a significant part of the Company’s wholesale business. Having all of these businesses in a single location will provide an excellent environment for the design, product development, marketing and support teams to exchange ideas, plans and strategies, as well as share resources, in an effort to maximize the sales and profit potential of our Company brands.”

As a result of this move to Bristol, the Company sold its Langhorne, Pennsylvania facility which generated a net cash flow of approximately $9.9 million. The proceeds from this transaction were applied to pay down the Company’s term loan.

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Lenox Group Inc – 2

Wholesale

The Company completed the integration of its wholesale sales force during the second quarter and participated in its first gift shows with each sales person selling all of the Company’s brands to their customers. Susan Engel commented, “We are pleased with the increasing comfort of the sales force with all the new product lines they can now offer. We expect our sales force to increase their knowledge and expertise of our diverse product lines and brands throughout the year and be operating at an optimal level by the January trade shows.” Also during the second quarter, the Company completed its integration of the Willitts brands, which include Thomas Blackshear's Ebony Visions, consisting of Afro-Nouveau styled sculptures that celebrate the pride of heritage and beauty of African Americans, and Possible Dreams, a line of Clothtique figurines which utilize a stiffened cloth technique to create fine sculptural detailing. The Willitts brands are being displayed in the Company’s showrooms, sold by the Company’s sales force and shipped from the Company’s distribution center.

In addition, the Company initiated its effort to consolidate its two wholesale order management systems. This project, likely to be completed mid-2007, will increase the efficiency of the Company’s entire wholesale operation.

Consumer Direct

The Company has signed four leases at mall locations in connection with its launch of four new concept stores called All The Hoopla. Three of the stores are planned to open this year with the fourth opening in 2007. These stores will market and sell all Company brands (Department 56, Lenox, Gorham and Dansk) in a single store format. Joel Anderson, President of Consumer Direct, stated, “We are excited to test a new store format that will merchandise significant product assortments from all four Company brands and provide the platform to communicate our brand messages directly to end consumers. These stores will be a new source of top-line growth. At the same time, they will be a vehicle for building brand equity and acquiring new customers for re-marketing opportunities.”

Corporate Governance

The Company added two new directors to its Board during the second quarter. Dolores A. Kunda is President and Chief Executive Officer of Lapiz Integrated Hispanic Marketing. Dr. Glenda B. Glover is Dean of the College of Business of Jackson State University and has extensive expertise in the area of corporate governance. Ms. Engel stated, “We are very pleased that we were able to attract these two highly qualified individuals to join the Board. Ms. Kunda has specialized marketing expertise to help the Company expand its customer base. Dr. Glover will provide input to support our financial controls and processes and our governance compliance programs, which are important focuses of the Company.”

Second Quarter Performance from Continuing Operations

Wholesale Segment

Revenues were up 103% to $70.7 million from $34.8 million in 2005. The increase in revenue was principally due to the Acquisition offset by a decrease in Department 56 branded sales of $9.0 million, or 26%. The decrease in Department 56 branded sales was principally due to the timing of receipt of product from manufacturers overseas as well as the continued softness experienced in the Gift and Specialty channel.

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Lenox Group Inc – 3

The gross profit percentage was 41% compared to 47% in the prior year. The decrease in gross profit percentage was principally due to the Acquisition as the Lenox wholesale business typically generates lower gross margin percentages because it primarily sells to national customers.

Retail Segment

Revenues increased to $10.5 million from $1.6 million in the prior year principally due to the Acquisition. Same-store sales (including stores added as a result of the Acquisition which are compared against pre-acquisition results) increased by 0.5%.

The gross profit percentage was 62% compared to 67% in the prior year reflecting the impact of the Acquisition as the Lenox stores typically carry lower gross profit percentages because they are principally outlet stores.

Direct Segment

Revenues from the direct business, which was acquired as part of the Acquisition, were $16.7 million. The gross profit percentage was 67%.

Year-To-Date Performance from Continuing Operations

Wholesale Segment

Revenues were up 131% to $122.5 million from $53.1 million in 2005. The increase in revenue was principally due to the Acquisition offset by a decrease in Department 56 branded sales of $14.0 million, or 26%. The decrease in Department 56 branded sales was principally due to the timing of receipt of product from manufacturers overseas as well as the continued softness experienced in the Gift and Specialty channel.

The gross profit percentage was 42% compared to 46% in the prior year. The decrease in gross profit percentage was principally due to the Acquisition as the wholesale business typically generates lower gross margin percentages because it primarily sells to national customers.

Retail Segment

Revenues increased to $26.7 million from $2.9 million in the prior year principally due to the Acquisition. Same-store sales (including stores added as a result of the Acquisition which are compared against pre-acquisition results) increased by 0.4%.

Direct Segment

Revenues from the direct business, which was acquired as part of the Acquisition, were $39.0 million. The gross profit percentage was 66%.

Goodwill Impairment

During the second quarter, the Company re-forecast its 2006 Gift and Specialty channel sales within the Department 56 wholesale reporting unit. The Company also experienced a decline in the quoted market price of its stock in the second quarter. Given these events, the Company determined it was more likely than not a reduction of the fair value of the Department 56 wholesale reporting unit may have occurred. As a result, the Company completed a review of the Department 56 wholesale reporting unit goodwill in accordance with Statement of Financial Accounting Standards No.142. Based on the results of this analysis, the Company recorded an impairment charge of $35.7 million, net of tax, to write-down the goodwill related to the Department 56 wholesale reporting unit. This goodwill impairment charge principally relates to goodwill originally recorded in 1992 as a result of the acquisition of Department 56 by Forstmann Little & Co.

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Lenox Group Inc – 4

Fiscal 2006 Outlook

The Company adjusted its outlook today for fully diluted earnings per share (EPS) for fiscal 2006 to a range of $0.65 to $0.75 per share from continuing operations, excluding the effect of the goodwill impairment charge discussed above. This adjusted range reflects the Company’s concern about the slowing economy and its impact on revenue, and rising product costs, partially offset by reduced selling, general and administrative expenses. Susan Engel commented, “We expect in the first quarter of 2007 to have completed the strategic repositioning of each brand and have the best people in place to lead each business unit. We are optimistic about our new retail prototype and, if successful, we intend to rapidly expand through new store openings. Lastly, our Direct business is equally exciting and we expect to continue its growth.”

About Lenox Group Inc

Lenox Group Inc is a market leader in quality tabletop, collectible and giftware products sold under the Department 56, Lenox, Gorham and Dansk brand names. The Company sells its products through wholesale customers who operate gift, specialty and department store locations in the United States and Canada, Company-operated retail stores, and direct-to-the-consumer through catalogs, direct mail, and the Internet.

Investors will have the opportunity to listen to the Company’s August 3rd, 2006 conference call over the Internet at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes prior to the 9:00 a.m. ET call. For those who cannot listen to the live broadcast, a replay will be available.

Investor Contact

Gregg Peters

Telephone: (952) 944-5600

Notes concerning forward-looking statements:

This release contains forward-looking statements about the Company’s performance. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. Any conclusions or expectations expressed in, or drawn from, the statements in this press release concerning matters that are not historical corporate financial results are forward-looking statements that involve risks and uncertainties. Such risk and uncertainties that could affect performance include, but are not limited to, the ability of Lenox Group Inc to: (1) integrate Lenox into its business; (2) achieve revenue or cost synergies; and (3) generate cash flow to pay off debt. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 7 in the Company’s Form 10-K for 2005 dated March 16, 2006 and filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

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LENOX GROUP INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Quarter Ended				26 Weeks Ended		26 Weeks Ended
	July 1, 2006		July 2, 2005		July 1, 2006		July 2, 2005

NET SALES	$97,828		$36,355		$188,214		$55,974
COST OF SALES	51,373	52.5%	18,839	51.8%	93,296	49.6%	29,529	52.8%

Gross Profit	46,455	47.5%	17,516	48.2%	94,918	50.4%	26,445	47.2%

Selling, general and administrative expenses	51,658	52.8%	10,572	29.1%	108,460	57.6%	23,081	41.2%
Goodwill impairment	37,074	37.9%	—	0.0%	37,074	19.7%	—	0.0%

OPERATING (LOSS) INCOME FROM CONTINUING OPERATIONS	(42,277)	-43.2%	6,944	19.1%	(50,616)	-26.9%	3,364	6.0%

Interest expense	3,964	4.1%	56	0.2%	7,008	3.7%	114	0.2%
Other, net	(70)	-0.1%	(123)	-0.3%	(71)	0.0%	(278)	-0.5%

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(46,171)	-47.2%	7,011	19.3%	(57,553)	-30.6%	3,528	6.3%

(BENEFIT) PROVISION FOR INCOME TAX	(4,989)	-5.1%	2,524	6.9%	(9,285)	-4.9%	1,270	2.3%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(41,182)	-42.1%	4,487	12.3%	(48,268)	-25.6%	2,258	4.0%

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	—		(367)		—		(768)

NET (LOSS) INCOME	$(41,182)		$4,120		$(48,268)		$1,490

(LOSS) INCOME PER SHARE – BASIC:
(LOSS) INCOME PER SHARE FROM CONTINUING OPERATIONS	$(3.00)		$0.33		$(3.51)		$0.17
LOSS PER SHARE FROM DISCONTINUED OPERATIONS	—		(0.03)		—		(0.06)

NET (LOSS) INCOME PER SHARE – BASIC	$(3.00)		$0.30		$(3.51)		$0.11

(LOSS) INCOME PER SHARE – ASSUMING DILUTION:
(LOSS) INCOME PER SHARE FROM CONTINUING OPERATIONS	$(3.00)		$0.33		$(3.51)		$0.16
LOSS PER SHARE FROM DISCONTINUED OPERATIONS	—		(0.03)		—		(0.05)

NET (LOSS) INCOME PER SHARE – ASSUMING DILUTION	$(3.00)		$0.30		$(3.51)		$0.11

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	13,746		13,676		13,736		13,644
ASSUMING DILUTION	13,746		13,748		13,736		13,800

SUPPLEMENTAL INFORMATION –
Depreciation expense (as reported within SG&A from continuing operations)	$2,985		$817		$6,197		$1,651

Reclassifications — Certain reclassifications were made to the quarter ended July 2, 2005 and 26 weeks ended July 2, 2005 condensed consolidated statement of operations in order to conform to the presentation of the quarter ended July 1, 2006 and 26 weeks ended July 1, 2006 condensed consolidated statement of operations. These reclassifications had no impact on consolidated net income (loss) as previously reported and are primarily related to the reporting of the discontinued operations.

LENOX GROUP INC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

ASSETS

	July 1, 2006	December 31, 2005	July 2, 2005

CURRENT ASSETS:
Cash and cash equivalents	$295	$1,279	$10,842
Short-term investments	—	—	10,000
Accounts receivable, net	64,810	55,563	43,370
Inventories	121,994	94,346	25,469
Deferred taxes	9,864	13,380	3,943
Income tax receivable	6,200	—	—
Other current assets	8,942	8,411	3,951
Current assets of discontinued operations	—	—	2,630

Total current assets	212,105	172,979	100,205

PROPERTY AND EQUIPMENT, net	70,027	71,428	14,491
ASSETS HELD FOR SALE	6,749	17,018	—
GOODWILL, net	16,926	53,769	37,074
TRADEMARKS, net	122,718	121,971	13,761
OTHER INTANGIBLES, net	15,297	17,037	586
MARKETABLE SECURITIES	1,949	2,449	2,260
DEFERRED TAXES	584	—	—
OTHER ASSETS	12,640	13,277	105
NONCURRENT ASSETS OF DISCONTINUED OPERATIONS	—	—	148

	$458,995	$469,928	$168,630

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$9,155	$10,000	—
Borrowings on revolving credit facility	79,947	10,468	—
Accounts payable	37,147	31,270	$7,236
Accrued compensation and benefits payable	11,842	16,538	2,251
Income taxes payable	—	6,590	2,525
Severance and restructuring reserves	5,030	12,201	—
Other current liabilities	4,197	6,554	994
Current liabilities of discontinued operations	—	32	37

Total current liabilities	147,318	93,653	13,043

DEFERRED COMPENSATION OBLIGATION	1,964	2,489	2,260
PENSION OBLIGATIONS	85,483	87,014	—
POSTRETIREMENT OBLIGATIONS	29,120	28,560	—
DEFERRED TAXES	—	1,424	5,465
LONG-TERM DEBT	76,450	90,250	—
OTHER NONCURRENT LIABILITIES	3,989	4,789	685
STOCKHOLDERS’ EQUITY	114,671	161,749	147,177

	$458,995	$469,928	$168,630

Reclassifications — Certain reclassifications were made to the July 2, 2005 condensed consolidated balance sheets in order to conform to the presentation of the July 1, 2006 and December 31, 2005 condensed consolidated balance sheet. These reclassifications had no impact on consolidated net income (loss) or retained earnings as previously reported and are primarily related to the reporting of the discontinued operations.

LENOX GROUP INC
SEGMENTS OF THE COMPANY AND RELATED INFORMATION FROM CONTINUING OPERATIONS (UNAUDITED)
(In thousands)

	Quarter Ended				26 Weeks Ended		26 Weeks Ended
	July 1, 2006		July 2, 2005		July 1, 2006		July 2, 2005

WHOLESALE:
Net sales	$70,655	100.0%	$34,799	100.0%	$122,476	100.0%	$53,073	100.0%
Gross profit	28,730	40.7%	16,481	47.4%	51,001	41.6%	24,513	46.2%
Selling expenses	9,281	13.1%	3,427	9.8%	18,760	15.3%	6,812	12.8%
Goodwill impairment	37,074	52.5%	—	0.0%	37,074	30.3%	—	0.0%
Operating (loss) income from continuing operations	(17,625)	-24.9%	13,054	37.5%	(4,833)	-3.9%	17,701	33.4%

RETAIL:
Net sales	$10,510	100.0%	$1,556	100.0%	$26,706	100.0%	$2,901	100.0%
Gross profit	6,541	62.2%	1,036	66.6%	18,143	67.9%	1,933	66.6%
Selling expenses	7,045	67.0%	1,295	83.2%	16,406	61.4%	3,008	103.7%
Operating (loss) income from continuing operations	(504)	-4.8%	(259)	-16.6%	1,737	6.5%	(1,075)	-37.1%

DIRECT:
Net sales	$16,663	100.0%	—		$39,032	100.0%	—
Gross profit	11,183	67.1%	—		25,774	66.0%	—
Selling expenses	9,428	56.6%	—		19,561	50.1%	—
Operating income from continuing operations	1,755	10.5%	—		6,213	15.9%	—

CORPORATE –
Unallocated general and administrative expenses	$(25,903)		$(5,851)		$(53,733)		$(13,262)

CONSOLIDATED:
Net sales	$97,828		$36,355		$188,214		$55,974
Operating (loss) income from continuing operations	(42,277)	-43.2%	6,944	19.1%	(50,616)	-26.9%	3,364	6.0%

The Company has three reportable segments — Wholesale, Retail, and Direct. Although the product produced and sold for each segment is similar, the type of customer for the product and the method used to distribute the product are different. The segmentation of these operations also reflects how the Company’s chief executive officer (the CEO) currently reviews the results of these operations. Operating income (loss) from continuing operations for each operating segment includes specifically identifiable operating costs such as cost of sales and selling expenses. General and administrative expenses are generally not allocated to specific operating segments and are therefore reflected in the corporate category. Other components of the statement of operations, which are classified below operating income (loss) from continuing operations, are also not allocated by segment. In addition, the Company does not account for or report assets, capital expenditures or certain depreciation and amortization by segment. All transactions between operating segments have been eliminated and are not included in the following table.

Reclassifications — Certain reclassifications were made to the quarter ended July 2, 2005 and 26 weeks ended July 2, 2005 segment information in order to conform to the presentation of the quarter ended July 1, 2006 and 26 weeks ended July 1, 2006. These reclassifications had no impact on consolidated net income (loss) as previously reported and are primarily related to the reporting of the discontinued operations.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions except per share amounts)

	Quarter Ended July 1, 2006			26 Weeks Ended July 1, 2006

	Consolidated (GAAP measure)	Goodwill impairment adjustment	Adjusted Consolidated (non-GAAP measure)	Consolidated (GAAP measure)	Goodwill impairment adjustment	Adjusted Consolidated (non-GAAP measure)
WHOLESALE:
Net sales	$70.7	—	$70.7	$122.5	—	$122.5
Gross profit	28.7	—	28.7	51.0	—	51.0
Gross margin as a % of net sales	41%	—	41%	42%	—	42%
Selling expenses	9.3	—	9.3	18.8	—	18.8
Selling expenses as a % of net sales	13%	—	13%	15%	—	15%
Goodwill impairment	37.1	$37.1	—	37.1	$37.1	—
Operating (loss) income from continuing operations	(17.6)	(37.1)	19.4	(4.8)	(37.1)	32.2

RETAIL:
Net sales	$10.5	—	$10.5	$26.7	—	$26.7
Gross profit	6.5	—	6.5	18.1	—	18.1
Gross margin as a % of net sales	62%	—	62%	68%	—	68%
Selling expenses	7.0	—	7.0	16.4	—	16.4
Selling expenses as a % of net sales	67%	—	67%	61%	—	61%
Operating (loss) income from continuing operations	(0.5)	—	(0.5)	1.7	—	1.7

DIRECT:
Net sales	$16.7	—	$16.7	$39.0	—	39.0
Gross profit	11.2	—	11.2	25.8	—	25.8
Gross margin as a % of net sales	67%	—	67%	66%	—	66%
Selling expenses	9.4	—	9.4	19.6	—	19.6
Selling expenses as a % of net sales	57%	—	57%	50%	—	50%
Operating income from continuing operations	1.8	—	1.8	6.2	—	6.2

CORPORATE –
Unallocated general and administrative expenses	($ 25.9)	—	($ 25.9)	($ 53.7)	—	($ 53.7)

CONSOLIDATED:
Net sales	$97.8	—	$97.8	$188.2	—	$188.2
Operating loss from continuing operations	(42.3)	($ 37.1)	(5.2)	(50.6)	($ 37.1)	(13.5)

Operating Expense (Income):
Interest expense	4.0	—	4.0	7.0	—	7.0
Other, net	(0.1)	—	(0.1)	(0.1)	—	(0.1)

Income Tax benefit	(5.0)	(1.4)	(3.6)	(9.3)	(1.4)	(7.9)

Loss from continuing operations	($ 41.2)	($ 35.7)	($ 5.5)	($ 48.3)	($ 35.7)	($ 12.6)

Loss from continuing operations per share - assuming dilution	($ 3.00)	($ 2.60)	($ 0.40)	($ 3.51)	($ 2.60)	($ 0.92)